Exhibit 10.9

STOCK TRANSFER AGREEMENT

THIS STOCK TRANSFER AGREEMENT (the “Agreement”) is made and entered into as of December 19, 2011 by and between GreenMan Technologies, Inc. (the “Company”), with its principal office located at 7 Kimball Lane, Building A, Lynnfield, Massachusetts 01040 and Iowa State Bank (the “Transferee”) with its principal office located at 5 East Call Street, Algona, Iowa 50511.

WHEREAS, the Company has guaranteed a Promissory Note to the Transferee, dated November 9, 2010 (the “Note”), in an amount not to exceed $2,000,000 (the “Loan”);

WHEREAS, the Company has agreed, in the event of a payment default on the Note, to issue shares of the Company’s common stock, up to a maximum of 2 million shares to the Transferee to satisfy the outstanding principal balance, and accrued and unpaid interest, due under the Note;

NOW, THEREFORE, in consideration of the Company’s agreement to make the Loan to the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, it is hereby agreed as follows:

1.                  Transfer of Stock. The Company shall, in the event that the Company fails to pay any portion of the principal balance of the Note, or any interest accrued thereon, when due (a “Payment Default”), issue to the Transferee, that number of shares of common stock of the Company (the “Transferred Shares”) which is equal in the value of the outstanding balance of such Note, including accrued and unpaid interest, due under the Note on the Closing Date (as defined below). The value of the common stock of the Company, for the purpose of determining the number of Transferred Shares, shall be the closing price of the Company’s publicly traded common stock on the date of such Payment Default. In no event, however, shall the Company be obligated to issue to the Transferee and to all other persons who have made similar loans to the Company and who have executed agreements similar to this Agreement, more than an aggregate of 2 million shares of the Company’s common stock.

2.                  Closing. The delivery of the Transferred Shares to the Transferee (the “Closing”) shall take place within ten days after written demand for the Transferred Shares is delivered to the Company by the Transferee (the “Closing Date”). On the Closing Date, the Company shall deliver a stock certificate representing the Transferred Shares, issued in the name of the Transferee, and the Transferee shall deliver to the Company the original Note, endorsed as “canceled” or “paid in full.”

3.                  Further Assurances. The Company hereby covenants with the Transferee that the Company will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, transfers, assignments and conveyances, powers of attorney and assurances for the better transferring, conveying and confirming unto Transferee the Transferred Shares as Transferee shall reasonably request.

4.                  Company’s Representations and Warranties. The Company hereby represents and warrants to the Transferee as follows:

a.                   Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of Delaware;

b.                  Authorization; Enforceability. The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

c.                   No Violation. The execution and delivery of this Agreement and the performance of the Company’s obligations hereunder will not to the best of the Company’s knowledge violate or conflict with any provision of law, any order, rule or regulation of any court or other governmental authority or the Company’s Certificate of Incorporation.

d.                  Authorization. This Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

e.                   No Violation. The execution and delivery of this Agreement and the performance of the Company’s obligations hereunder will not, to the best of the Company’s knowledge, (1) violate or conflict with any provision of law, any order, rule or regulation of any court or other governmental authority, (2) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any indenture, agreement, lease or other instrument to which the Company is a party or (3) result in the creation or imposition of any lien, charge, claim or encumbrance upon the Company common stock to be issued by the Company. No approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the Company’s execution and delivery of this Agreement or the performance of any obligations hereunder;

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f.                   No Litigation. No suit, action or legal, administrative, arbitration or other proceeding and, to the best of the Company’s knowledge, no investigation by any governmental agency or third party is pending or, to the best of the Company’s knowledge, has been threatened against the Company which relates to the common stock of the Company or which questions the validity or legality of this Agreement or any action taken or to be taken in connection with this Agreement, or which could adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or which could adversely affect the value of the common stock of the Company;

5.                  Transferee’s Representations and Warranties. The Transferee hereby represents to the Transferors as follows:

a.                   Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Transferee and is enforceable against the Transferee in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

b.                  No Violation. The execution and delivery of this Agreement and the performance of the Transferee’s obligations hereunder will not to the best of the Transferee’s knowledge, violate or conflict with any provision of law, any order, rule or regulation of any court or other governmental authority or any agreement or instrument by which the Transferee may be bound.

c.                   Not a Guarantee. The Transferee acknowledges and agrees that this Agreement is not a guarantee of the payment of the Note; under no circumstances shall any Transferor be obligated to perform the Note or pay any sum of money to the Transferee; and the Transferors’ obligations are limited to the express promises set forth in this Agreement.

6.                  Entire Agreement. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter.

7.                  Counterparts. This Agreement may be executed in one or more counterparts, including by electronic facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same.

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8.                  Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

9.                  Waiver of Jury Trial. THE COMPANY AND TRANSFEREE EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSFER OF TRANSFERRED SHARES, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE TRANSFERORS, TRANSFEREE AND COMPANY EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE COMPANY AND TRANSFEREE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.              Notices. Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or three (3) days after being deposited in the U.S. mail, registered or certified, postage prepaid and address to the party at the address stated in this Agreement or such other address as the parties may designate by written notice to the other:

if to the Company:	7 Kimball Lane, Building A Lynnfield, MA 01940 Attn: Charles E. Coppa

11.              Amendment; Waiver. This Agreement may not be amended or waived without the written consent of each of the parties.

12.              Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

13.              Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, as such laws are applied to contracts entered into and performed therein.

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IN WITNESS WHEREOF, each of the parties has executed this Stock Transfer Agreement as of the day and year first above written.

COMPANY: GREENMAN TECHNOLOGIES, INC. By: /s/ Charles E. Coppa Charles E. Coppa Chief Financial Officer
IOWA STATE BANK By: /s/Jason Wartick Name: Jason Wartick Title: Vice President Address: 5 East Call Street Algona, Iowa 50511

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